CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 3, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 137 as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".





        GRANT THORNTON LLP



Chicago, Illinois
May 22, 1998